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                                                 Exhibit 23.(i)(1)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statements listed below of our reports, which include an explanatory paragraph describing the change in method of accounting for postemployment benefits in 1993, on our audits of the consolidated financial statements and financial statement schedules of The Southland Corporation and Subsidiaries as of December 31, 1993 and 1992 and for the years then ended, which reports are included in this Annual Report on Form 10-K.

                                                             Registration No.
                                                             ----------------

On Form S-8 for:

     Post-Effective Amendment No. 3 to The Southland
     Corporation Equity Participation Plan                      33-23312

     Post-Effective Amendment No. 1 to The Southland
     Corporation Grant Stock Plan                               33-25327



Coopers & Lybrand
Dallas, Texas
March  29, 1994